Calculation of Filing Fee Tables
S-3
XCEL ENERGY INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $2.50 par value per share	415(a)(6)	7,484,917		$ 492,582,387.77			S-3	333-270068	02/27/2023	$ 54,282.58
			Total Offering Amounts:				$ 492,582,387.77		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the registration statement to which this Calculation of Filing Fee Table is attached (the "Registration Statement") includes 7,484,917 shares of common stock, $2.50 par value per share, of Xcel Energy Inc. (the "Company") that were previously registered, but were not sold (the "Unsold Securities"), pursuant to the Company's registration statement on Form S-3 (File No. 333-270068) filed on February 27, 2023 (the "Prior Registration Statement"). The registration fee with respect to the Unsold Securities, totaling $54,282.58, will continue to be applied to the Unsold Securities and no fees are due with respect to such shares. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A